ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP
                       1290 Avenue of the Americas
                        New York, New York  10104

                                               May 12, 1997

Barnes & Noble, Inc.
122 Fifth Avenue
New York, New York 10011

          Re:  Barnes & Noble, Inc.
               Registration Statement on Form S-8
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Ladies and Gentlemen:

          We are rendering this opinion in connection with the registration by Barnes & Noble, Inc., a Delaware corporation (the "Company"), of 3,000,000 shares (the "Shares") of its common stock, par value $.001 per share, under the Securities Act of 1933, as amended, pursuant to the above-referenced Registration Statement (the "Registration Statement"). The Shares are reserved for issuance upon the exercise of options issued under the Company's 1996 Incentive Plan (the "Incentive Plan").

          We have examined a copy of the Registration Statement, the Incentive Plan, the Certificate of Incorporation of the Company, and all amendments thereto, certified by the Secretary of State of Delaware, and are familiar with the records of the Company's corporate proceedings as reflected in its minute books.

          Based on the foregoing, and upon such further investigation as we have deemed relevant, we are of the opinion that:

          (a) The Company has been duly incorporated under the laws of the State of Delaware.

          (b) The Shares, when issued in accordance with the terms of the Incentive Plan, including payment of the applicable purchase price, will be duly authorized, validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Shares and to the use of our name wherever appearing in the Registration Statement, including the Reoffer Prospectus constituting a part thereof, and any amendment thereto.

                              Very truly yours,


                         /s/ Robinson Silverman Pearce Aronsohn & Berman
                         -----------------------------------------------
                              ROBINSON SILVERMAN PEARCE
                                ARONSOHN & BERMAN LLP